Exhibit 21
                                                              ----------

                          LIST OF SUBSIDIARIES OF
                 TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.



Name of Subsidiary           Jurisdiction of      Name Under Which Subsidiary
                              Incorporation               does Business


Beck Evaluation & Testing       New York          Beck Evaluation & Testing
Associates, Inc.                                  Associates; BETA

Modern Learning Press, Inc.     Delaware          Modern Learning Press